UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2007
CIVITAS BANKGROUP, INC.
(Exact name of registrant as specified in charter)

Tennessee (State or other jurisdiction of incorporation)	000-27393 (Commission File Number)	62-1297760 (IRS Employer Identification No.)

4 Corporate Centre 810 Crescent Centre Drive, Suite 320 Franklin, Tennessee (Address of principal executive offices)	37067 (Zip Code)
(615) 263-9500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement

Item 7.01	Regulation FD Disclosure

Item 9.01	Financial Statements and Exhibits

SIGNATURES

EXHIBIT INDEX

Ex-2.1	Agreement and Plan of Merger

Ex-99.1	Press Release

Item 1.01 Entry into a Material Definitive Agreement
     On January 25, 2007, Civitas BankGroup, Inc. (the “Company”) announced that it had entered into an Agreement and Plan of Merger (the “Agreement”), dated as of January 25, 2007, with Greene County Bancshares, Inc. (“GCBS”), a Tennessee corporation. Under the terms of the Agreement, the Company will be merged with and into GCBS, with GCBS as the surviving corporation, and the Company’s wholly-owned subsidiary Cumberland Bank will be merged with and into Greene County Bank, a wholly-owned subsidiary of GCBS. Upon the consummation of the transactions contemplated by the Agreement, Company shareholders will be entitled to receive consideration in cash and/or stock equivalent to .2674 shares of GCBS common stock for each share of common stock in the Company owned by such shareholders. Each option to purchase Company common stock will be cashed out.
     The closing of the merger is subject to the satisfaction of certain customary closing conditions, including, among others, receipt of approval by the Company’s and GCBS’ shareholders and applicable state and federal regulatory authorities and is expected to occur in the second quarter of 2007.
     The Agreement is attached hereto as an exhibit, and is incorporated herein by reference. The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.
Item 7.01. Regulation FD Disclosure.
     On January 25, 2007, the Company and GCBS issued the joint press release announcing the execution of the Agreement. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.
Additional Information
     The proposed transaction will be submitted to the Company’s and GCBS’s shareholders for their consideration. In connection with the proposed merger, GCBS and the Company will file a joint proxy statement/prospectus with the Securities and Exchange Commission (the “SEC”).

INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GCBI, THE COMPANY AND THE PROPOSED TRANSACTION.
     Investors and security holders may obtain free copies of these documents once they are available through the website maintained by the SEC at http://www.sec.gov. Free copies of the joint proxy statement/prospectus also may be obtained by directing a request by telephone or mail to Greene County Bancshares, Inc., 100 North Main Street, Greeneville, Tennessee 37743-4992, Attention: Investor Relations, Mr. James Adams (423) 278-3050, or Civitas BankGroup, Inc., 810 Crescent Centre Drive, Suite 320, Franklin, Tennessee 37067 Attention: Investor Relations, Aimee Punessen (615) 236 -7454.
     This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.
Participants in the Solicitation
     The directors and executive officers of GCBS and the Company may be deemed to be participants in the solicitation of proxies with respect to the proposed merger. Information about GCBS’s directors and executive officers is contained in the proxy statement filed by GCBS with the SEC on March 27, 2006, which is available on GCBS’s web site (www.snl.com) and at the address provided above. Information about the Company’s directors and executive officers is contained in the proxy statement filed by the Company with the SEC on March 29, 2006, which is available at the Company’s website (www.civitasbankgroup.com) and at the address provided above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests by security holding or otherwise, will be contained in the joint proxy statement/prospectus and other relevant material to be filed with the SEC when they become available.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits:
2.1 Agreement and Plan of Merger, dated as of January 25, 2007, by and between Civitas BankGroup, Inc. and Greene County Bancshares, Inc. Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to this agreement are omitted, but will be furnished to the Securities and Exchange Commission upon request.

99.1 Press Release issued by Civitas BankGroup, Inc. and Greene County Bancshares, Inc., dated January 25, 2007
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIVITAS BANKGROUP, INC.
By:	/s/ Lisa Musgrove
Lisa Musgrove
Executive Vice President, Chief Operating Officer and Chief Financial Officer

Date: January 26, 2007

EXHIBIT INDEX
Exhibit No. Description
2.1 Agreement and Plan of Merger, dated as of January 25, 2007, by and between Civitas BankGroup, Inc. and Greene County Bancshares, Inc. Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to this agreement are omitted, but will be furnished to the Securities and Exchange Commission upon request.
99.1 Press Release issued by Civitas BankGroup, Inc. and Greene County Bancshares, Inc., dated January 25, 2007.